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                                                                      Exhibit 21



                           FOUNTAIN OIL INCORPORATED

                              LIST OF SUBSIDIARIES

                            As of February 28, 1997


              Name                               Jurisdiction of Incorporation
------------------------------------------------ -----------------------------

Electromagnetic Oil Recovery International, Inc.        Alberta, Canada

Fountain Oil Adygea Incorporated                        Delaware

Fountain Oil Boryslaw Incorporated                      Delaware

Fountain Oil Boryslaw Limited                           Cyprus

Fountain Oil Production Incorporated                    Delaware

Fountain Oil Services Ltd.                              Bermuda

Fountain Oil Ukraine Ltd.                               Alberta, Canada

Fountain Oil U.S., Inc.                                 Oklahoma

Gastron International Ltd.                              British Virgin Islands

Uentech Corporation                                     Oklahoma

UK-RAN Oil Corporation                                  Alberta, Canada